DocuSign Envelope ID: D2E58273-9F99-4150-BF6E-C64B2888161F

AMENDMENT TO OFFER LETTER

Dear
Steve

Welcome to Robinhood! We are thrilled that you are joining our team.

This letter amends your prior offer letter to change your start date at Robinhood until All other terms and conditions of the previous offer letter remain the same.

January 10th, 2022

Please sign below to acknowledge your acceptance of this Amendment. We look forward to welcoming you on your first day!

I accept the terms and conditions of this Amendment to my offer letter.

November 18, 2021
Signature    Date